UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2008

ARGAN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Church Street, Suite 401, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (301) 315-0027

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On March 12, 2008, Argan, Inc., a Delaware corporation (the “Company”), and Bank of America, N.A. (the “Bank”), entered into a letter agreement to terminate the Pledge and Assignment Agreement between the Company and the Bank dated December 11, 2006 (the “Pledge Agreement”). Pursuant to the Pledge Agreement, the Company pledged $2,000,000 and a certain bank account to the Bank, subject to the Company’s satisfaction of certain escrow release conditions between the Company and the Bank, including an EBITDA test for the twelve month period ended December 31, 2007 (the “Test Period”). Though the final numbers for the Test Period have not been received or reviewed by the Bank, the Company has requested that the pledged escrow funds be released to the Company by the Bank prior to such receipt and review. The Bank has agreed to terminate the Pledge Agreement and release the pledged funds from escrow, subject to the Company’s representation and warranty in the Letter Agreement that the final EBITDA results for the Test Period would not include any adjustments that would cause the Company to fail to meet the EBITDA test.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: March 17, 2008	By: /s/ Arthur F. Trudel, Jr.
Arthur F. Trudel, Jr.
Senior Vice President, Chief Financial Officer and Corporate Secretary